Exhibit 21.1

               SUBSIDIARIES OF PINNACLE WEST CAPITAL CORPORATION

Arizona Public Service Company
State of Incorporation: Arizona

Axiom Power Solutions, Inc.
State of Incorporation: Arizona

Bixco, Inc.
State of Incorporation: Arizona

PWENewco, Inc.
State of Incorporation: Arizona

APS Energy Services Company, Inc.
State of Incorporation: Arizona

Tucson District LLC
State of Incorporation: Arizona

SunCor Development Company
State of Incorporation: Arizona

SunCor Golf, Inc.
State of Incorporation: Arizona

Golden Heritage Homes, Inc.
State of Incorporation: Arizona

Golden Heritage Construction, Inc.
State of Incorporation: Arizona

SCM, Inc.
State of Incorporation: Arizona

Golf de Mexico, S.A. DE C.V.
Incorporation: Tijuana, Baja California, Mexico

SunCor Realty & Management Company
State of Incorporation: Arizona

Palm Valley Golf Club, Inc.
State of Incorporation: Arizona

Rancho Viejo de Santa Fe, Inc.
State of Incorporation: New Mexico

Ranchland Utility Company
State of Incorporation: New Mexico

El Dorado Investment Company
State of Incorporation: Arizona

El Dorado Ventures
State of Incorporation: Arizona

NAC Holding, Inc.
State of Incorporation: Delaware

Pinnacle West Energy Corporation
State of Incorporation: Arizona

GenWest, LLC
State of Incorporation: Delaware

SunCor Realty & Management Company
State of Incorporation: Arizona

Hidden Hills of Scottsdale LLC
State of Incorporation: Arizona